SUB-ITEM 77Q3

AIM SUMMIT FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811-1424
SERIES NO.: 19


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                       $ 54
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                        $ 1
       Class C                                                        $ 1
       Class P                                                   $ 12,057


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                     0.0619
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                     0.0050
       Class C                                                     0.0050
       Class P                                                     0.0726


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                      2,603
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        338
       Class C                                                        458
       Class P                                                    157,806
       Class Y                                                         23
       Institutional                                                1,097


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $9.81
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $9.64
       Class C                                                      $9.63
       Class P                                                      $9.85
       Class Y                                                      $9.81
       Institutional                                                $9.81